PZENA INVESTMENT MANAGEMENT, INC.
REPORTS RESULTS FOR THE THIRD QUARTER OF 2017

•	Assets under management reach record $35.4 billion.

•	Q3 2017 revenue increases 34 percent to $36.2 million from Q3 2016.

•	Q3 2017 GAAP diluted earnings per share increases 42 percent to $0.17 from Q3 2016.

•	Board declares a quarterly dividend of $0.03 per share.

NEW YORK, NEW YORK, October 17, 2017 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) and non-GAAP basic and diluted net income and earnings per share for the three and nine months ended September 30, 2017 and 2016 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis[2]
	For the Three Months Ended		For the Three Months Ended
	September 30,		September 30,
	2017[1]	2016	2017[1]	2016
	(unaudited)

Basic Net Income	$2,989	$2,165	$2,989	$1,954
Basic Earnings Per Share	$0.17	$0.13	$0.17	$0.12

Diluted Net Income	$11,862	$8,192	$11,862	$7,981
Diluted Earnings Per Share	$0.17	$0.12	$0.17	$0.12

	GAAP Basis		Non-GAAP Basis[2]
	For the Nine Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017[1]	2016	2017[1]	2016
	(unaudited)

Basic Net Income	$7,954	$5,193	$7,954	$4,924
Basic Earnings Per Share	$0.46	$0.33	$0.46	$0.31

Diluted Net Income	$31,077	$21,167	$31,077	$20,898
Diluted Earnings Per Share	$0.44	$0.31	$0.44	$0.30

[1] For the three and nine months ended September 30, 2017, no adjustments were made to GAAP earnings, resulting in the same GAAP and non-GAAP measures of earnings.
[2] Please refer to the GAAP to Non-GAAP Reconciliations on Page 12 of this release for a reconciliation to the GAAP financial measures.

GAAP diluted net income and GAAP diluted earnings per share were $11.9 million and $0.17, respectively, for the three months ended September 30, 2017, and $8.2 million and $0.12, respectively, for the three months ended September 30, 2016. GAAP diluted net income and GAAP diluted earnings per share were $31.1 million and $0.44 for the nine months ended September 30, 2017, and $21.2 million and $0.31, respectively, for the nine months ended September 30, 2016. The GAAP results for the three and nine months ended September 30, 2016 include items related to the Company's deferred tax asset, valuation allowance and the associated liability to its selling and converting shareholders. Management believes that these accounting items add a measure of non-operational complexity which obscures the underlying performance of the business. In evaluating the results of operations, management also reviews non-GAAP measures of earnings, which are adjusted to exclude these items. As adjusted, non-GAAP diluted net income and non-GAAP diluted earnings per share were $8.0 million and $0.12, respectively, for the three months ended September 30, 2016, and $20.9 million and $0.30, respectively, for the nine months ended September 30, 2016. No such adjustments were made to the GAAP results the three and nine months ended September 30, 2017 due to the release of the valuation allowance recorded against the deferred tax assets during the fourth quarter of 2016. GAAP and non-GAAP net income for diluted earnings per share generally assume all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company GAAP and non-GAAP net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments. When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Management uses the non-GAAP measures to assess the strength of the underlying operations of the business. It believes the non-GAAP measures provide information to further analyze the Company's operations between periods and over time. Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016

Institutional Accounts
Assets
Beginning of Period	$18.7	$17.8	$14.3	$15.9	$14.9
Inflows	0.5	0.6	1.1	2.3	2.2
Outflows	(0.5)	(0.4)	(0.9)	(2.5)	(2.9)
Net Flows	—	0.2	0.2	(0.2)	(0.7)
Market Appreciation/(Depreciation)	1.0	0.7	1.4	4.0	1.7
End of Period	$19.7	$18.7	$15.9	$19.7	$15.9

Retail Accounts
Assets
Beginning of Period Assets	$14.8	$14.2	$11.1	$11.5	$10.6
Inflows	0.4	0.5	0.1	2.8	1.5
Outflows	(0.2)	(0.2)	(0.7)	(1.5)	(2.1)
Net Flows	0.2	0.3	(0.6)	1.3	(0.6)
Market Appreciation/(Depreciation)	0.7	0.3	1.0	2.9	1.5
End of Period	$15.7	$14.8	$11.5	$15.7	$11.5

Total
Assets
Beginning of Period	$33.5	$32.0	$25.4	$27.4	$25.5
Inflows	0.9	1.1	1.2	5.1	3.7
Outflows	(0.7)	(0.6)	(1.6)	(4.0)	(5.0)
Net Flows	0.2	0.5	(0.4)	1.1	(1.3)
Market Appreciation/(Depreciation)	1.7	1.0	2.4	6.9	3.2
End of Period	$35.4	$33.5	$27.4	$35.4	$27.4

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016

Institutional Accounts	$25,643	$24,256	$20,513
Retail Accounts	10,586	9,857	6,477
Total	$36,229	$34,113	$26,990

		For the Nine Months Ended
		September 30,	September 30,
		2017	2016

Institutional Accounts		$72,846	$58,679
Retail Accounts		29,540	20,584
Total		$102,386	$79,263

Revenue was $36.2 million for the third quarter of 2017, an increase of 6.2% from $34.1 million for the second quarter of 2017 and 34.2% from $27.0 million for the third quarter of 2016.

Included in these amounts for the third quarter of 2017 were performance fees recognized of $0.9 million, an increase from $0.4 million for the second quarter of 2017. No performance fees were recognized during the third quarter of 2016.

Average assets under management for the third quarter of 2017 were $34.4 billion, increasing 5.2% from $32.7 billion for the second quarter of 2017, and 28.4% from $26.8 billion for the third quarter of 2016. The increase from the second quarter of 2017 and the third quarter of 2016 primarily reflects market appreciation and net inflows.

The weighted average fee rate was 0.421% for the third quarter of 2017, increasing from 0.417% for the second quarter of 2017, and from 0.403% for the third quarter of 2016.

The weighted average fee rate for institutional accounts was 0.533% for the third quarter of 2017, compared to 0.530% for the second quarter of 2017 and 0.533% for the third quarter of 2016. The increase from the second quarter of 2017 reflects an increase in performance fees, partially offset by inflows from large client relationships that generally carry lower fee rates. Although the weighted average fee rate for institutional accounts remained flat from the third quarter of 2016, the activity reflects an increase in performance fees recognized offset by inflows from large client relationships.

The weighted average fee rate for retail accounts was 0.279% for the third quarter of 2017, increasing from 0.274% for the second quarter of 2017, and from 0.227% for the third quarter of 2016.  The increase from the second quarter of 2017 reflects an increase in performance fees recognized. The increase from the third quarter of 2016 reflects an increase in performance fees recognized as well as an increase in assets in non-U.S. strategies that generally carry higher fee rates. In addition, certain accounts related to one retail client relationship have fulcrum fee arrangements.  These fee arrangements require a reduction in the base fee, or allow for a performance fee if the relevant investment strategy underperforms or outperforms, respectively, the agreed-upon benchmark over the contract's measurement period, which extends to three years.  During the third quarter of 2016 a reduction in base fees related to these fee arrangements was recognized.  A reduction in base fees was not recognized during the third quarter of 2017 due to improved relative performance, contributing to the increase in weighted average fee rate.  To the extent the three-

year performance records of these accounts fluctuate relative to their relevant benchmarks, the amount of base fees recognized may vary.

Total operating expenses were $17.8 million for the third quarter of 2017, increasing from $17.5 million for the second quarter of 2017 and from $15.0 million for the third quarter of 2016. The increase in operating expenses from the second quarter of 2017 primarily reflects an increase in compensation and benefits expense, partially offset by a decrease in general and administrative costs during the third quarter of 2017. The increase in compensation expense from the second quarter of 2017 reflects an increase in compensation rates. The increase in compensation expense from the third quarter of 2016 reflects an increase in headcount and compensation rates.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016

Compensation and Benefits Expense	$14,763	$14,296	$11,767
General and Administrative Expense	3,062	3,198	3,271
Operating Expenses	$17,825	$17,494	$15,038

		For the Nine Months Ended
		September 30,	September 30,
		2017	2016

Compensation and Benefits Expense		$44,681	$35,964
General and Administrative Expense		9,585	9,790
Operating Expenses		54,266	45,754

As of September 30, 2017, employee headcount was 108, up from 106 at June 30, 2017 and from 92 at September 30, 2016.

The operating margin was 50.8% for the third quarter of 2017, compared to 48.7% for the second quarter of 2017, and 44.3% for the third quarter of 2016.

Other income was approximately $1.3 million for the third quarter of 2017, $0.7 million for the second quarter of 2017, and $0.4 million for the third quarter of 2016. Other income includes the gains and other investment income recognized by the Company on its direct investments, the majority of which are held to satisfy obligations under its deferred compensation plan, as well as those recognized by external investors on their investments in investment partnerships that the Company consolidates. A portion of gains and other investment income associated with the investments of outside interests are offset in net income attributable to non-controlling interests. Changes in the liability to selling and converting shareholders associated with changes in the realizability of the deferred tax asset generated an expense of $1.2 million in the third quarter of 2016. No such changes were recognized during the second or third quarters of 2017 due to the release of the valuation allowance recorded against the deferred tax assets during the fourth quarter of 2016. Details of other income, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other Income (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016

Net Interest and Dividend Income	$183	$117	$87
Gains and Other Investment Income	1,054	517	1,533
Change in Liability to Selling and Converting Shareholders¹	—	—	(1,200)
Other Income	69	109	20
GAAP Other Income	1,306	743	440
Change in Liability to Selling and Converting Shareholders¹	—	—	1,200
Outside Interests of Investment Partnerships²	(215)	(107)	(209)
Non-GAAP Other Income, Net of Outside Interests	$1,091	$636	$1,431

		For the Nine Months Ended
		September 30,	September 30,
		2017	2016

Net Interest and Dividend Income		$401	$298
Gains and Other Investment Income		2,802	1,131
Change in Liability to Selling and Converting Shareholders¹		—	(1,378)
Other Income		201	14
GAAP Other Income		3,404	65
Change in Liability to Selling and Converting Shareholders¹		—	1,378
Outside Interests of Investment Partnerships²		(592)	(136)
Non-GAAP Other Income, Net of Outside Interests		$2,812	$1,307

[1] Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.
[2] Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expense of $2.5 million for the third quarter of 2017, $2.2 million for the second quarter of 2017, and $0.5 million for the third quarter of 2016. Income taxes for the third quarter of 2016 included $1.4 million in income tax benefit associated with changes in the valuation allowance recorded against the Company's deferred tax asset. No changes in the realizability of the deferred tax asset were recorded during the second or third quarters of 2017.

Excluding changes in the realizability and expected future tax benefits associated with the deferred tax asset recognized during the third quarter of 2016, the Company has recognized income tax expenses of $2.5 million, $2.2 million, and $1.9 million for the third and second quarters of 2017, and third quarter of 2016, respectively. The increase from the last quarter and the third quarter of 2016 reflects an increase in income before income taxes. Details of the income tax expense, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
GAAP Income Tax Expense	$2,493	$2,241	$471

Non-GAAP Corporate Income Tax Expense	$1,746	$1,569	$1,124
Non-GAAP Unincorporated and Other Business Tax Expenses	747	672	758
Non-GAAP Income Tax Expense	2,493	2,241	1,882
Change in Valuation Allowance[1]	—	—	(1,411)
GAAP Income Tax Expense	$2,493	$2,241	$471

		For the Nine Months Ended
		September 30,	September 30,
		2017	2016
GAAP Income Tax Expense		6,460	2,938

Non-GAAP Corporate Income Tax Expense		$4,413	$2,850
Non-GAAP Unincorporated and Other Business Tax Expenses		2,047	1,735
Non-GAAP Income Tax Expense		6,460	4,585
Change in Valuation Allowance[1]		—	(1,647)
GAAP Income Tax Expense		$6,460	$2,938

[1] Reflects the change in the valuation allowance assessed against the deferred tax asset established as part of the Company's initial public offering and subsequent unit conversions.

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)

	For the Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016

Operating Company Allocation	$14,013	$12,385	$9,547
Outside Interests of Investment Partnerships[1]	215	107	209
GAAP Net Income Attributable to Non-Controlling Interests	$14,228	$12,492	$9,756

		For the Nine Months Ended
		September 30,	September 30,
		2017	2016

Operating Company Allocation		$36,518	$25,307
Outside Interests of Investment Partnerships[1]		592	136
GAAP Net Income Attributable to Non-Controlling Interests		$37,110	$25,443

[1] Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

On October 17, 2017, the Company's Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock. The following dates apply to the dividend:

Record Date: October 27, 2017

Payment Date:      November 22, 2017

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.37 per share of its Class A common stock.

Third Quarter of 2017 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, October 18, 2017. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-378-6482; Canada callers should dial 855-669-9657; international callers should dial 412-317-5106. Please reference the Pzena Investment Management call.

Replay: The conference call will be available for replay through November 1, 2017, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 13, 2017 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-583-0225 or bachman@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	As of
	September 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
Cash and Cash Equivalents	$47,910	$43,522
Restricted Cash	4,590	3,636
Due from Broker	128	842
Advisory Fees Receivable	31,906	26,326
Investments	28,209	22,310
Prepaid Expenses and Other Assets	2,295	2,079
Deferred Tax Asset	70,417	73,441
Property and Equipment, Net of Accumulated
Depreciation of $2,796 and $2,260, respectively	6,424	6,965
TOTAL ASSETS	$191,879	$179,121

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$24,822	$24,648
Due to Broker	571	17
Securities Sold Short, at Fair Value	3,586	2,622
Liability to Selling and Converting Shareholders	65,485	65,485
Deferred Compensation Liability	3,145	4,157
Other Liabilities	704	858
TOTAL LIABILITIES	98,313	97,787

Equity:
Total Pzena Investment Management, Inc.'s Equity	33,007	28,493
Non-Controlling Interests	60,559	52,841
TOTAL EQUITY	93,566	81,334
TOTAL LIABILITIES AND EQUITY	$191,879	$179,121

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

REVENUE	$36,229	$26,990	$102,386	$79,263

EXPENSES
Compensation and Benefits Expense	14,763	11,767	44,681	35,964
General and Administrative Expense	3,062	3,271	9,585	9,790
TOTAL OPERATING EXPENSES	17,825	15,038	54,266	45,754
Operating Income	18,404	11,952	48,120	33,509

Other Income	1,306	440	3,404	65

Income Before Taxes	19,710	12,392	51,524	33,574

Income Tax Expense	2,493	471	6,460	2,938
Consolidated Net Income	17,217	11,921	45,064	30,636

Less: Net Income Attributable to Non-Controlling Interests	14,228	9,756	37,110	25,443

Net Income Attributable to Pzena Investment Management, Inc.	$2,989	$2,165	$7,954	$5,193

Earnings per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$2,989	$2,165	$7,954	$5,193
Basic Earnings per Share	$0.17	$0.13	$0.46	$0.33
Basic Weighted Average Shares Outstanding	17,285,307	16,390,298	17,319,948	15,807,340

Net Income for Diluted Earnings per Share	$11,862	$8,192	$31,077	$21,167
Diluted Earnings per Share	$0.17	$0.12	$0.44	$0.31
Diluted Weighted Average Shares Outstanding	70,763,213	68,656,042	70,845,892	68,609,667

PZENA INVESTMENT MANAGEMENT, INC.

GAAP TO NON-GAAP RECONCILIATIONS
(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

GAAP Net Income	$2,989	$2,165	$7,954	$5,193
Change in Liability to Selling and Converting Shareholders	—	1,200	—	1,378
Change in Valuation Allowance	—	(1,411)	—	(1,647)
Non-GAAP Net Income	$2,989	$1,954	$7,954	$4,924

Basic Weighted Average Shares Outstanding	17,285,307	16,390,298	17,319,948	15,807,340
GAAP Basic Earnings per Share	$0.17	$0.13	$0.46	$0.33
Change in Liability to Selling and Converting Shareholders	—	0.07	—	0.08
Change in Valuation Allowance	—	(0.08)	—	(0.10)
Non-GAAP Basic Earnings per Share	$0.17	$0.12	$0.46	$0.31

GAAP Net Income for Diluted Earnings per Share	$11,862	$8,192	$31,077	$21,167
Change in Liability to Selling and Converting Shareholders	—	1,200	—	1,378
Change in Valuation Allowance	—	(1,411)	—	(1,647)
Non-GAAP Net Income for Diluted Earnings per Share	$11,862	$7,981	$31,077	$20,898

Diluted Weighted Average Shares Outstanding	70,763,213	68,656,042	70,845,892	68,609,667
GAAP Diluted Earnings per Share	$0.17	$0.12	$0.44	$0.31
Change in Liability to Selling and Converting Shareholders	—	0.02	—	0.02
Change in Valuation Allowance	—	(0.02)	—	(0.03)
Non-GAAP Diluted Earnings per Share	$0.17	$0.12	$0.44	$0.30